Fidelity Covington Trust

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

NOVEMBER 15, 2000

Pursuant to notice duly given, a Special Meeting of Shareholders of

Fidelity Covington Trust

Fidelity Real Estate High Income Fund II

(the "Fund")

was held on November 15, 2000 at 10:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Ms. Maria Dwyer acted as Chairwoman in the absence of Mr. Edward C. Johnson 3d and Mr. Mark Chapleau, Senior Legal Counsel, acting as Secretary Pro Tempore recorded the minutes. Mr. Robert Gates, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Ms. Dwyer noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment. Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

Mr. Chapleau reported that proxies representing 100.00% of the outstanding voting securities of the trust and of the Fund had been received. Ms. Dwyer announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

Ms. Dwyer stated that the Secretary had presented her with the following documents relating to the meeting:

Notice of Meeting dated October 12, 2000

Proxy Statement dated October 12, 2000

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Ms. Dwyer indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Ms. Dwyer recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Ms. Dwyer stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Mr. Chapleau reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated October 12, 2000, be, and they hereby are, elected as Trustees of Fidelity Covington Trust.

Ms. Dwyer stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountants of the Fund.

Mr. Chapleau reported that the proposal to ratify the selection of PwC as independent accountants of the Fund, as set forth in the Proxy Statement, received 395,422,188.48 affirmative votes of Fidelity Real Estate High Income Fund II, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund , as set forth in the Proxy Statement dated October 12, 2000, be, and it hereby is, ratified and approved.

Ms. Dwyer stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to applicable requirements of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Mr. Chapleau reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 395,422,188.48 affirmative votes, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated October 12, 2000.

Ms. Dwyer stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for the Fund that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Mr. Chapleau reported that the proposal to approve an amended Management Contract for Fidelity Real Estate High Income Fund II, as set forth in the Proxy Statement, received 395,422,188.48 affirmative votes of Fidelity Real Estate High Income Fund II, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for the Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated October 12, 2000.

Ms. Dwyer stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve a new sub-advisory agreement among FMR, FMR U.K. and the Trust on behalf of the Fund that would (i) allow FMR to receive investment advice and research services from FMR U.K. and (ii) permit FMR to grant FMR U.K. investment management authority if FMR believes it would be beneficial to the Fund and its shareholders.

Mr. Chapleau reported that the proposal to approve a new sub-advisory agreement with FMR U.K. for the Fund, as set forth in the Proxy Statement, received 395,422,188.48 affirmative votes of Fidelity Real Estate High Income Fund II, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That a new sub-advisory agreement with FMR U.K. for the Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated October 12, 2000.

Ms. Dwyer stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve a new sub-advisory agreement among FMR, FMR Far East, and the Trust on behalf of the Fund that would (i) allow FMR to receive investment advice and research services from FMR Far East and (ii) permit FMR to grant FMR Far East investment management authority if FMR believes it would be beneficial to the Fund and its shareholders.

Mr. Chapleau reported that the proposal to approve a new sub-advisory agreement with FMR Far East for the Fund, as set forth in the Proxy Statement, received 395,422,188.48 affirmative votes of Fidelity Real Estate High Income Fund II, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That a new sub-advisory agreement with FMR Far East for the Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated October 12, 2000.

Ms. Dwyer stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to modify the fund's investment objective and to eliminate a fundamental investment policy of the Fund to allow the Fund to communicate more clearly its investment objective and strategies by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

Mr. Chapleau reported that the proposal to modify the Fund's investment objective and to eliminate a fundamental investment policy of the Fund, as set forth in the Proxy Statement, received 395,422,188.48 affirmative votes of Fidelity Real Estate High Income Fund II, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That the proposal to modify the Fund's investment objective and eliminate a fundamental investment policy be, and they hereby is, approved, as set forth in the Proxy Statement dated October 12, 2000.

Ms. Dwyer stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation against underwriting to clarify that the Fund is not prohibited from investing in other investment companies.

Mr. Chapleau reported that the proposal to amend the Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 395,422,188.48 affirmative votes of Fidelity Real Estate High Income Fund II, or 100.00% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning underwriting be, and it hereby is, amended to clarify that the Fund is not prohibited from investing in other investment companies, as set forth in the Proxy Statement dated October 12, 2000.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Mark Chapleau

Secretary Pro Tempore